Exhibit 107.1
Filing Fee Table
S-8
Central Bancompany, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
[1]	Equity	Common Stock, par value $0.01 per share	Other	1,200,000	$27.13	$32,556,000.00	$0.0001381	$4,495.98
				Total Offering Amounts		$32,556,000.00		$4,495.98
				Total Fee Offsets				$—
				Net Fee Due				$4,495.98
Table 2: Fee Offset Claims and Sources                                ☒ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457 (p)
Fee Offset Claims	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Fee Offset Sources	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
1 This Registration Statement on Form S-8 (this "Registration Statement") covers 1,200,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Central Bancompany, Inc. (i) that may be issued under the Central Bancompany, Inc. 2026 Employee Stock Purchase Plan, (the "2026 ESPP") and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended, any additional Central Bancompany, Inc. Common Stock that may become issuable under the 2026 ESPP by reason of any share dividend, share split or other similar transaction. The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of the Common Stock covered by this Registration Statement have been estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
The price of $27.13 per share represents the average of the high and low sales prices of the Company’s Common Stock as reported on the Nasdaq on May 1, 2026, a date within five business days prior to the filing of this Registration Statement.
The Amount of Registration Fee is rounded up to the nearest penny.